SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                JULY 31, 2001
               (Date of Report) (Date of Earliest Event Reported)


                          PANGAEA COMMUNICATIONS, INC.
                          ------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                   000-28639               95-4719021
      ---------------              -----------            --------------
      (State or other              (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)

                              400 NORTH OAK STREET
                       -----------------------------------
                                (Mailing Address)

                           INGLEWOOD, CALIFORIA 90302
                    -----------------------------------------
                    (Address of principal executive offices)

                                 (310) 677-9640
                                 --------------
                         (Registrant's telephone number)


              29160 Heathercliff Road, Suite 102, Malibu, CA 90265
              ----------------------------------------------------
                 (Former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     (a) Effective July 31, 2001, Pangaea Communications, Inc. ("Pangaea"), a Delaware Corporation, entered into a Share Exchange Agreement (the "Agreement") with the sole shareholders of TradeQwest, Inc. ("TradeQwest"), a Delaware corporation. Pursuant to the terms of the Agreement, and subject to the conditions set forth therein (including approval of the transactions by the stockholders), the shareholders of TradeQwest exchanged all the issued and outstanding shares of TradeQwest for 11,200,002 authorized but unissued shares of Pangaea. TradeQwest merged into Pangaea with Pangaea the surviving corporation (the "Merger").

        Prior to the Merger, on June 28, 2001 Registrant effected a 2:1 forward stock split. Upon completion of the Merger, there were 14,237,602 shares of Pangaea common stock issued and outstanding, held as follows: 11,200,002 common shares held by the shareholders of TradeQwest, and 3,037,600 common shares held by the existing shareholders of Pangaea.

        The Agreement was adopted by the unanimous consent of the Board of Directors of the Registrant on July 31, 2001 and approved by the unanimous consent of the shareholders of the Registrant on July 31, 2001. The Agreement was adopted by the unanimous consent of the Board of Directors of TradeQwest on July 31, 2001 and approved by the unanimous consent of the Shareholders on July 31, 2001.

        The sole source of consideration used by the TradeQwest Shareholders to acquire their respective interest in the Registrant was the exchange of their TradeQwest common stock for common stock of the Registrant.

        On the effective date of the Merger, the officers and director of Pangaea resigned and new officers and directors of the Registrant were appointed. See Item 2, Acquisition or Disposition of Assets - "Management" below.

        Upon the Merger, Registrant has changed its name to "TradeQwest, Inc."

        A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The description of the exhibit contained in this report is modified by such reference.

        (b) The following table contains information, effective as of July 31, 2001, regarding the shareholdings of the Registrant's current directors and executive officers and those persons or entities who have the right to vote or direct the vote or beneficially own more than 5% of the Registrant's common stock or rights to acquire common stock:

                                                                   Percent of
                                                                 Common Stock
                                           Amount of Common       Beneficially
                                          Stock Beneficially       Owned or
                                          Owned or Right to        Right to
Name and Address (1)                         Direct vote         Direct Vote (2)
-----------------                         -----------------      ---------------

Lexington Ventures, Inc.                     1,000,000                 7.0%
8562 West Knoll Ave.
West Hollywood, CA  90069

John Vorzimer       CEO, Director            3,733,334                26.2%

Donald Hyde         President, Director      3,733,334                26.2%

Gregory Dean        Exec. V.P., Director     3,733,334                26.2%

James Walters       Director                   125,000                    *

James Listanowski   Director                         0                    *

All Officers & Directors
  As a group (5 persons)                    11,325,002                79.5%



--------------------
* Less than 1%

(1)  Unless  otherwise  indicated,  the address for each listed  stockholder is:
     TradeQwest, Inc., 400 North Oak Street, Inglewood, CA 90302. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock.

(2)  Based on 14,237,602 shares of common stock outstanding as of July 31, 2001

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

        The   Registrant   intends  to  continue  the  business   undertaken  by
TradeQwest. Pangaea will discontinue any other operations.

BUSINESS
--------
TradeQwest is a consumer goods sourcing and supply chain management company currently serving the needs of the international apparel industry (see "Plan of Operation"). Among our services are:

o Sourcing of suppliers and certified factories that meet the quality standards of TradeQwest and our customers

o Product manufacturing with on site production monitoring by TradeQwest personnel

o    Supply chain management services

o    Domestic warehousing and distribution, and.

o    Web-based information services covering:

o    Work in process status

o    Inventory control, and

o      Financial management


PLAN OF OPERATION

Note regarding projections and forward looking statements
---------------------------------------------------------
This report includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this filing, other than statements of historical fact, are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this Statement, including, without limitation, in conjunction with those forward-looking statements contained in this Statement.

Overview
--------
TradeQwest provides sourcing, fulfillment, and supply chain management services for the international apparel industry. TradeQwest's "hands-on" approach to product manufacturing and domestic distribution allows apparel companies of every size to focus on their core competencies while we handle these critical and highly specialized functions. TradeQwest thus relieves its customer of significant fixed overhead and physical plant. Throughout the entire process . TradeQwest employs production monitors at every step in supply chain. In the aggregate the monitors provide continual world-wide status of every purchase order, production status, shipping status, customs clearance status and domestic inventory by contract and SKU.

TradeQwest is organized into four primary locations and cost centers:

     A.   Headquarters, located in Los Angeles, CA

     B.   Sales office in New York City (to be established)

     C. Domestic Warehousing and Distribution Centers (6 to be developed in the USA)

     D.   International Sourcing and Staging Center(s)


Since commencement of operations in January 2001, TradeQwest has fulfilled purchase orders in excess of $5.7 million and contracts pending at its discretion of approximately $25 million subject to obtaining additional operating capital.

TradeQwest is currently focused on the international textile and apparel industry in which TradeQwest has demonstrated success, but TradeQwest's model is applicable to other consumer goods segments including footwear, sporting goods, and eyewear. TradeQwest's customers are small, medium and large scale apparel manufacturers or branded licensees who are attracted by the desire to simplify their operations, eliminate fixed overhead, reduce costs, and focus on their core competencies. TradeQwest's business model cross-breeds its functional expertise, industry knowledge, and desire to undertake "behind the curtain" operations, complemented by a suite of web based information services that presents real-time status of every milestone event from sourcing through product distribution.

The "Master" purchase agreements negotiated with TradeQwest's customers are often (but not always) backed by Letters of Credit or other guarantees of payment issued by banks or factoring companies. TradeQwest assumes quality assurance responsibility through its own in-country production monitors who perform regular factory visitations, coordinate product testing, and report work-in-process status on a real time basis. Once landed, TradeQwest invoices the customer and receives payment, but continues to control the goods by providing warehousing, distribution, and financial accounting services. TradeQwest assumes no inventory or return items risk.

The combination of services TradeQwest offers delivers significant operating efficiencies, thus allowing market-driven apparel companies of every size and market specialty the opportunity to take advantage of trends without large capital outlays or the establishment of an operational infrastructure.

TradeQwest derives revenue from two primary sources: (1) A negotiated "spread" on the cost of manufacturing, and (2) Supply Chain Management fees applicable to each logistical function performed by TradeQwest.

Plan of Operation
-----------------
Prior to the merger, TradeQwest operations have been primarily funded by loans from stockholders and others; operating revenues and private equity funding. TradeQwest's current cash flow is sufficient to support fulfillment of existing orders but the Company will require additional funding to implement its business plan to expand and fully exploit the marketing opportunity it has created. The Company intends to meet the need for additional capital through public and private offerings of its securities. Based on successfully raising capital, we will pursue our business plan in the following manner:

     1. TradeQwest will build its human resource infrastructure.

     2. TradeQwest will establish the required physical plant. In addition to headquarters, as funds become available we will lease additional warehouse facilities in no less than three domestic distribution centers in the USA. Ultimately we anticipate that we will have warehouse centers in seven areas of the United States.

     3. TradeQwest will fully develop its technology portal and technology tools. Within two quarters of completion of raising additional capital, we anticipate the full development of TradeQwest.com.

     4. TradeQwest will establish its industry presence through pro-active marketing and public relations. TradeQwest's marketing and public relations with apparel industry and financial press will stress its ability to increase profit margins, and decrease time-to-market for our customers. TradeQwest will position itself as the imperative resource for all companies seeking profits and expanded market share.

Customers
---------
Current customers include some of the largest consumer product companies in their respective categories. At present, three customers account for 65% of TradeQwest's total business. Therefore, the loss of any one of these customers could have a material adverse effect on its revenues.

Employees
---------
Domestically,   TradeQwest  currently  employs  11  full  time  persons.   China
operations account for an additional 6 full time persons. Based upon projected growth, staff is expected to increase as follows:

                                               Year Ending
                                   -----------------------------------
                  Current          2001           2002            2003
                  -------          ----           ----            ----
   Domestic          11             51             75              90
   China              6             23             45              49
                  -----            ----           ----            ----
        Total        17             74            120             139

None of TradeQwest's employees are represented under collective bargaining agreements. TradeQwest consider its relations with its employees to be good.

Of the current employees, 4 are managerial, 8 are clerical/administrative and 5 are production personnel.


Property
--------
TradeQwest currently leases a center of operations in Inglewood, Los Angeles County, California, which consists of approximately 25,000 square feet of warehouse and office space.. The lease expires in November, 2004. TradeQwest's monthly rent is $12,720.00 and will increase to $13,992.00 on April 1, 2002.

TradeQwest leases, on a prepaid basis, 25,000 square feet in a warehouse center in Shunde, China, with an option to expand to 100,000 square feet.


Litigation
----------
TradeQwest is not currently involved in any litigation or pending litigation nor is TradeQwest aware of any suit or litigation that is threatened against TradeQwest.

MANAGEMENT

Directors, Officers and Key Personnel
-------------------------------------
The directors, executive officers and key personnel of Tradeqwest are as follows:

       Name                Age                         Title
       ----               -----                      ---------
John Vorzimer              36               Chairman and CEO

Donald Hyde                53               President, Chief Marketing Officer,
                                             Director

Gregory Dean               36               Executive Vice President, Director

Jack Listanowski           58               Director

James Walters              49               Director


The principal occupations and business experience of our directors, executive officers and key personnel for at least the last five years are as follows:

JOHN VORZIMER, Chairman and CEO.

John Vorzimer has served as CEO and Chairman of TradeQwest since its inception in January, 2001. Mr. Vorzimer has been in the Consumer Products market for 17 years, with detailed background in international apparel sourcing and production as well as experience in the financial services industry. Prior to involvement in the apparel industry he was a member of The Geometry Group where he specialized in equity trading, investment banking and analysis of venture capital opportunities.

A co-founder and part owner, Mr. Vorzimer is responsible for all financial aspects of the business and oversees sourcing and manufacturing operations as well as Customer Relationship Management. (CRM). Before forming TradeQwest he created an international consulting company specializing in supply chain planning and integration. His worldwide sourcing network extends across 58 countries and over 300 companies with whom he has developed close personal working relationships. He has extensive experience in developing global trade relationships. Since 1996, John has been responsible for placing over $300 million in consumer apparel products through his network of factories for companies such as Jockey International, Vanity Fair, Sara Lee and many other leaders in the clothing industry.

Mr. Vorzimer has a Bachelor of Arts degree in Economics from California State University, Northridge.

DONALD HYDE, President, Chief Marketing Officer and Director

Donald Hyde has served as President and Director of TradeQwest since its inception in January, 2001. Mr. Hyde has been an early leader in creating and developing B2B communities for "old economy" industries since the early evolution of the World Wide Web into Internet delivered business solutions. In December 1996, Mr. Hyde founded Internos Corporation, and was its Chairman, and CEO. Internos became an early leader in developing on-line business-to-business communities for fragmented industries. Over a three-year period Internos developed three communities: Builder SupplyNet, RailNet-USA.com, and ToyNetwork.com, and grew to over 100 employees within that same period. ToyNetwork.com is particularly relevant to TradeQwest because it addresses the needs of the international toy manufacturing industry focusing on all segments from design to foreign manufacture, and includes licensors, entertainment companies, logistics services providers, and retailers.

Mr. Hyde brings to TradeQwest a significant historical perspective as he predicted that the early emphasis on e-commerce only, revenue models, would falter giving way to community driven aggregation models that include a "bricks and clicks" service component.

Mr. Hyde has been a presenter at numerous industry forums including The Forbes Conferences, Northern Virginia Tech Council, American Management Association, and has also been quoted in the Wall Street Journal, Professional Builder,
Discount  Store  News,   Power   Magazine  and  other   financial  and  industry
publications. Additionally, Mr. Hyde has been a guest lecturer in Entrepreneurism at Penn State University.

Mr. Hyde received a BA in Economics from St. Bernard College.


GREGORY DEAN, Executive Vice President and Director

Gregory Dean has served as Executive Vice President and Director since January, 2001. Mr. Dean has extensive development and consulting experience in the apparel industry as well as commercial and residential real estate venues. Mr. Dean's experience in this industry began in 1985 as sales manager for Mr. Software Inc., a vertical market software developer for the apparel industry. Mr. Dean has traveled extensively throughout the Pacific Rim and has developed personal working relationships with a network of hundreds of companies and individuals within the textile and apparel industry. These relationships will be of great value to the further development and deployment of TradeQwest he has worked closely as a consultant with highly visible companies such as Bizo Sportswear and American Sportline. With over fifteen years of Pacific Rim experience Mr. Dean is very comfortable with business and cultural practices in this diverse area of the world.

His other areas of proficiency include: residential real estate; residential income; land acquisition; contract negotiations for purchasing and leasing; strategic partnering; project management and construction of high end single family and high density residential; knowledge of Southern California real estate developers.

Mr. Dean is currently the president of the Dean Company, a successful consulting and brokerage firm located in Southern California, catering to the high net worth individuals from the Pacific Rim. As principal of the Dean Company, Dean directed Citibank International, Fayrock investments Ltd. of Nevada, Misawa Homes, Nisso Iwai Trading Company Ltd. and Hiroshima Yaukult real Estate Investments in the United States and elsewhere internationally.

Education
University of Southern California, Los Angeles, CA Business, 1985
University of California, Los Angeles, CA, Economics, 1983

JACK LISTANOWSKI, Director

Mr. Listanowski has been a director since July 2001. Mr. Listanowski is the President of Sourcing and Global Business Development for The Thread. Since 1975 Jack has played a vital role in many of the Apparel Industry's top companies. From 1995 to 1999, he was Chief Sourcing and Production Officer, managing all global sourcing for The Limited Inc., a $9.7 billion vertical retailer. Prior to this, he managed corporate global sourcing for Liz Claiborne, starting as Production Manager in 1981, rising through the years to Executive VP of Manufacturing and Operations in 1990. During his 14 years with Liz Claiborne, sales grew from $60 million to $2.2 billion. Mr.
Listanowski is also a member of the Board of Directors for Retrospectiva.

Mr. Listanowski brings with him an unparalleled knowledge of sourcing and production facilities world-wide.


JAMES WALTERS, Director

Mr. Walters served as president of Pangaea Communications and became a director of TradeQwest following the merger transaction (see "Business - Company History and Background").

Mr. Walters is President of Kellogg & Andelson, Los Angeles' largest local privately owned accounting firm. Mr. Walters began his business career in 1976 as an accountant at Kellogg & Andelson. In 1980 he was elected partner and was promoted to Managing Partner in 1984. In 1995 Mr. Walters was elected Chairman of the Board and is currently responsible for the overall management of the 100 person firm. In addition to managing Kellogg & Andelson, he has assisted the firm's clients with the preparation for their initial public offerings, as well as with their acquisition and consolidation strategies. He has extensive experience in the planning, design, installation and review of financial management information systems. In addition, Mr. Walters has consulted with many middle-sized companies in several different industries. Mr. Walters has founded, owned and managed companies in Commercial Photography, Corporate Events, Auto Repair and Concrete Molding industries.

Advisory Board
--------------
TradeQwest has created an advisory board of experienced entrepreneurs and corporate managers with varying backgrounds in industry, finance, and technology. These advisors will assist management by providing advice and tendering important relationships that will assist us in creating strategic opportunities as well as analyzing revenue and investment opportunities . We anticipate creating no more than five advisory board positions.

JEFF ROCHLIS, Advisor

Mr. Rochlis has a 30-year career spanning the corporate, entrepreneurial, investment and consultant worlds. Corporately, he served as the Executive Vice President of Walt Disney Imagineering (overseeing a $4 billion budget to create, design and construct all new Disney theme parks and attractions around the world), Executive Vice President of The Walt Disney Studios (overseeing finance, administration, operations and new business development for all Disney, Touchstone and Buena Vista motion picture, television and home video companies worldwide), President of Sega Enterprises (one of the world's leading video game companies), and founding President of Mattel Electronics (introducing the world's first hand-held electronic games, fully-animated video game system, Intellivision, and CATV video game channel).

As an entrepreneur, Mr. Rochlis co-founded three companies, all of which went public. These included: SGI (an innovative casino gaming machine company that was recently acquired by industry leader, IGT), EMAC (an entertainment industry investment fund) and IXO (the world's first Internet-based, telecomputing systems company). As a venture capitalist, he was one of the original partners in launching Shelter Ventures, a multi-hundred million-dollar technology accelerator and venture capital firm. As a management consultant, he engaged in new business development on behalf of Universal Studios, HBO, King World, Hanna-Barbera, Elvis Presley Enterprises, The American Film Institute, Hasbro, Grand Casinos, Kenneth Leventhal Ernst & Young, The University of California and many others. He has also served on the Boards of Directors of Paramount Pictures, Overseas Filmgroup, the Electronics Industry Association's Consumer Electronics Group and many other entities.

Mr. Rochlis earned a BA in Theatre Arts from Bard College.


Board of Directors
------------------
TradeQwest's Board of Directors are divided into two classes, designated as Class I and Class II. Members of each class hold office for staggered two-year terms. At each annual meeting of our stockholders commencing in 2002, the successors to the directors whose terms expire at that meeting will be elected to serve until the second annual meeting after their election or until their successors have been elected and qualified. Messrs. Vorzimer, Hyde and Dean are Class I directors whose terms expire at the 2002 annual meeting of the stockholders. Messrs. Listanowski and Walters are Class II directors whose terms expire at the 2003 annual meeting of the stockholders. With respect to each class, a director's term will be subject to the election and qualification of their successors, or their earlier death, resignation or removal. This classification of our Board of Directors, when taken in conjunction with other provisions of our amended and restated certificate of incorporation, may delay or prevent a change in control of our company.

The bylaws permit the board of directors to fill any vacancy. A director appointed to fill a vacancy may serve until the next annual meeting of stockholders or until his or her successor has been elected. Officers serve at the discretion of the board of directors. There are no family relationships among any of our officers or directors. Our officers devote full-time to the business of TradeQwest.

Board Committees
----------------
The board of directors has a compensation committee and an audit committee.

Compensation Committee. The board of directors has created a compensation committee of the board to review and make recommendations to the board regarding the compensation and benefits provided to executive officers and directors, including stock option compensation. In addition, the compensation committee reviews policies regarding compensation arrangements and benefits for all employees. As part of its duties, the compensation committee administers the 2001 Stock Option Plan. The compensation committee currently consists of Messrs.Walters and Mr.. Listanowski.

Audit Committee. The board of directors recently created an audit committee. The audit committee reviews and makes recommendations to the board of directors concerning various auditing and accounting matters, including the results and scope of audit and other services provided by our independent accountants. In addition, it evaluates audit and control functions. The audit committee currently consists of Mr. Listanowski and another director to be named.

Director Compensation
---------------------
Directors currently do not receive any cash compensation from TradeQwest for serving as a director, although directors are reimbursed for reasonable expenses, if any, of attendance at each regular or special meeting of the board. Non-employee directors are eligible to receive options to purchase common stock under our 2001 Stock Option Incentive Plan. To date no options have been granted.

RISK FACTORS OF TRADEQWEST'S BUSINESS

          TradeQwest   depends  upon  its  key  personnel  and  may   experience
     difficulty attracting and retaining key employees.

TradeQwest's success depends on the continued service of key management personnel, including John Vorzimer, Donald Hyde and Gregory Dean. Currently, Messrs. Vorzimer, Hyde and Dean have entered into written employment agreements with TradeQwest. The loss of services from one or more of these persons would have a material adverse effect on our business, operations and financial results.

TradeQwest's future success will depend, in part, on its ability to attract and retain highly skilled employees, particularly management, sales and operations personnel. If TradeQwest is unable to hire or retain key employees its business could be harmed.


          The market served by TradeQwest, the international apparel industry, is highly cyclical

Negative economic trends over which TradeQwest has no control that depress the level of consumer spending could have a material adverse effect on TradeQwest. Purchases of apparel often decline during recessionary periods when disposable income is low.


          TradeQwest's business is subject to risks related to doing business in China, which could result in its inability to meet manufacturing requirements or delivery deadlines for its products and cause TradeQwest to lose market share.

TradeQwest obtains much of its manufacturing in the People's Republic of China (also referred to as the PRC) from contract manufacturers. TradeQwest`s business relationships in the PRC could be adversely affected by internal political, economic and social uncertainties. Any change in policy by the Chinese government could adversely affect investments in or business relationships with Chinese businesses. Changes in policy could result in imposition of restrictions on currency conversion, imports, or the source of suppliers, as well as new laws affecting ventures and foreign-owned enterprises doing business in the PRC. Although the PRC has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of state-owned industries could significantly affect the government's ability to continue with its reform.


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

          TradeQwest relies on third parties to manufacture its products. Therefore, TradeQwest does not have direct control over the quality or other aspects of the manufacturing process, which could result in a loss of customer acceptance of its products and increased expense related to warranty claims or defective product returns.

TradeQwest does not directly control the manufacturing facilities where its products are made and must depend on third parties to make its products according to its standards for quality and reliability. TradeQwest does not own any manufacturing facilities or equipment and does not employ any manufacturing personnel. TradeQwest uses third parties to manufacture its products on a contract basis. TradeQwest cannot assure that it will be able to obtain qualified contract manufacturing services on reasonable terms. In addition, the manufacture of its products involves complex and precise processes. Changes in TradeQwest's manufacturing processes or those of its suppliers, or the use of defective components or materials, could significantly reduce its manufacturing yields and product reliability. TradeQwest's manufacturing costs are relatively fixed, and, thus, manufacturing yields are critical to its result of operations. This may also cause delayed product shipments and impaired gross margins. In some cases, existing manufacturing techniques involve substantial manual labor. To improve its gross margins, TradeQwest may need to develop new, more cost-effective manufacturing processes and techniques, and if it fails to do so, its gross margins may be adversely affected.


          Fluctuations in the price, availability and quality of raw materials could cause delay and increase costs

Fluctuations in the price, availability and quality of fabrics or other raw materials used in TradeQwest's manufactured goods could have a material adverse effect on its cost of sales or its ability to meet its customers' demands. TradeQwest may not be able to pass all or a portion of such higher raw materials prices on to its customers which will reduce the profitability of its operations.


          TradeQwest's reliance on independent manufacturers could cause delay and damage customer relationships

TradeQwest relies upon independent third parties for the manufacture of goods for its customers. A manufacturer's failure to ship products to TradeQwest in a timely manner or to meet the required quality standards could cause TradeQwest to miss the delivery date requirements of its customers for those items. The failure to make timely deliveries may drive customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on TradeQwest's business. TradeQwest does not have long-term written agreements with any of its third party manufacturers. As a result, any of these manufacturers may unilaterally terminate their relationships with TradeQwest at any time.

To minimize this risk, TradeQwest monitors quality assurance through its own production monitors in the country of manufacture. These monitors perform regular factory visitations and coordinate product testing to assure quality and on-time delivery.

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


          TradeQwest will be dependent on strategic affiliations in order to provide the scope of services proposed to be provided to its customers.

TradeQwest's inability to effect strategic affiliations may have a material negative impact on its revenues and results of operations.


          TradeQwest may assume a credit risk based on its ownership of the goods for a limited period of time during the intermediary period of manufacturing and shipment from overseas.

TradeQwest owns the goods it produces during the intermediary period of manufacturing and shipment from overseas. This is a differentiating factor and competitive advantage for TradeQwest. Its risk, the cost of manufacture, shipment and warehousing, is usually covered by a letter of credit. In those cases where there is no letter of credit TradeQwest will receive an opinion from a factoring firm as to the creditworthiness of the customer. In other cases, as with a publicly reporting major apparel customer, such assurances of payment are not considered necessary. In the event a customer is not able to pay for the goods for which it has contracted, TradeQwest would suffer loss of revenue and its profits would be adversely affected if it were not able to liquidate the goods. Management believes, however, that it has prudent procedures in place to avoid this risk.


          TradeQwest's business is subject to many risks associated with international activities

TradeQwest's planned operations are not limited to the United States. TradeQwest's operations currently include offices and warehouse facilities in China and Hong Kong. TradeQwest will prudently expand its overseas presence as competitive manufacturing capacity migrates to other overseas labor markets, i.e Indonesia, South America and Malaysia. As a result, TradeQwest expects to be subject to numerous risks associated with doing business internationally, including the following:

o regulatory requirements, health and safety requirements and labor and immigration laws;

o    difficulties in staffing and managing foreign operations;

o    imposition of regulations and quotas relating to imports;

o    impositions of duties, taxes and other charges on imports;

o significant fluctuation of the value of the dollar against foreign currencies;

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

o    restrictions on the transfer of funds to or from foreign countries;

o    violations by foreign contractors of labor and wage standards

o    differences  in  reliability  of   telecommunications   infrastructure  and
     Internet access;

o    varying technological standards and capabilities;

o    differences in standards of protection for intellectual property;

o    political instability;

o    potentially adverse tax consequences.

Any one of these or other risks could harm the success of TradeQwest's international operations.


ITEM 5.   OTHER EVENTS

On July 31, 2001, Pangaea received and accepted the resignations of James Walters as President and Treasurer and George Todt as Secretary and Director. Mr. Walters will continue to serve as a director of the Company.

On the same date, the officers and directors of TradeQwest were designated to serve in their same capacities for the Registrant until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignation or termination.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

     It is impracticable to provide the required financial statements for the acquired business referred to in Item 2 above. The registrant intends to file such financial statements as soon as practicable but not later than 60 days after the report on Form 8-K must be filed with respect to such acquisition.

     (b)  Pro forma Financial Information.

     Not applicable.

     (c)  Exhibits.

     There is attached hereto the following exhibits:

Exhibit
   No.                 Description
-------                -----------
2.1 Share Exchange Agreement by and between Pangaea Communications, Inc. and TradeQwest, Inc. effective July 31, 2001.


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



                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Pangaea Communications, Inc.

                                            /s/ Donald Hyde
DATED: August 15, 2001                      -------------------------
                                       By: Donald Hyde
                                           President





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